Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of North American Palladium Ltd.

We consent to the inclusion in this annual report on Form 40-F of:

•
our Independent Auditors' Report dated February 23, 2011 on the consolidated balance sheets of North American Palladium Ltd. as at December 31, 2010 and December 31, 2009, and the consolidated statements of operations, comprehensive loss and deficit, cash flows and shareholders’ equity for each of the years in the three-year period ended December 31, 2010

•
our Report of Independent Registered Public Accounting Firm dated March 31, 2011 on the consolidated balance sheets of North American Palladium Ltd. as at December 31, 2010 and December 31, 2009, and the consolidated statements of operations, comprehensive loss and deficit, cash flows and shareholders’ equity for each of the years in the three-year period ended December 31, 2010

•	our Report of Independent Registered Public Accounting Firm dated March 31, 2011 on North American Palladium Ltd.’s internal control over financial reporting as of December 31, 2010 each of which is contained in or incorporated by reference in this annual report on Form 40-F of North American Palladium Ltd. for the fiscal year ended December 31, 2010.

We also consent to the incorporation by reference of such reports into North American Palladium Ltd.’s Registration Statement on Form S-8, File No. 333-13766 and into North American Palladium Ltd.’s Registration Statements on Form F-10, File Nos. 333-158082 and 333-164512.

/s/ KPMG LLP

Chartered Accountants, Licensed Public Accountants

Toronto, Canada
March 31, 2011